Smartsheet Inc. Announces Fourth Quarter and Full Fiscal Year 2019 Results

•	Fourth quarter total revenue grew 58% year over year to $52.2 million

•	Fourth quarter net operating cash flow was positive $4.0 million, net free cash flow was positive $1.0 million

•	Full year total revenue grew 60% year over year to $177.7 million

•	Full year net operating cash flow was negative $2.9 million, net free cash flow was negative $14.9 million

BELLEVUE, Wash. - March 19, 2019 - Smartsheet Inc. (NYSE: SMAR), a leading cloud-based platform for work execution, today announced financial results for its fourth fiscal quarter and full year ended January 31, 2019.

"Q4 capped a great year for Smartsheet," said Mark Mader, CEO of Smartsheet. "Our work execution platform continues to empower customers across the globe, our leadership in the expanding Collaborative Work Management market continues to strengthen, and we remain intensely focused on helping enterprises achieve a competitive advantage through digital transformation."

"The momentum in our business is supported by strength across our key metrics," said Jennifer Ceran, CFO of Smartsheet. "Our net dollar retention rate reached 134%, aided by domain average ACV growth of 50% and growth in the number of customers with ACVs over $5,000 and over $50,000 increasing 63% and 135%, year over year, respectively."

Fourth Quarter Fiscal 2019 Financial Highlights

•
Revenue: Total revenue was $52.2 million, an increase of 58% year over year. Subscription revenue was $46.5 million, an increase of 56% year over year. Professional services revenue was $5.7 million, an increase of 77% year over year.

•
Operating Loss: GAAP operating loss was $12.7 million, or 24% of total revenue, compared to GAAP operating loss of $8.6 million, or 26% of total revenue, in the fourth quarter of fiscal 2018. Non-GAAP operating loss was $8.5 million, or 16% of total revenue, compared to non-GAAP operating loss of $7.5 million, or 23% of total revenue, in the fourth quarter of fiscal 2018.

•
Net Loss: GAAP net loss was $11.7 million, compared to GAAP net loss of $8.7 million in the fourth quarter of fiscal 2018. GAAP net loss per share was $0.11, compared to GAAP net loss per share of $0.45 in the fourth quarter of fiscal 2018. Non-GAAP net loss was $7.5 million, compared to non-GAAP net loss of $7.0 million in the fourth quarter of fiscal 2018. Non-GAAP net loss per share was $0.07, compared to non-GAAP net loss per share of $0.08 in the fourth quarter of fiscal 2018.

•
Cash Flow: Net operating cash flow was positive $4.0 million, compared to net operating cash flow of negative $6.6 million in the fourth quarter of fiscal 2018. Net free cash flow was positive $1.0 million, compared to negative $10.0 million in the fourth quarter of fiscal 2018.

Fiscal Year 2019 Financial Highlights

•
Revenue: Total revenue was $177.7 million, an increase of 60% year over year. Subscription revenue was $157.5 million, an increase of 57% year over year. Professional services revenue was $20.2 million, an increase of 86% year over year.

•
Operating Loss: GAAP operating loss was $55.1 million, or 31% of total revenue, compared to GAAP operating loss of $49.0 million, or 44% of total revenue, in fiscal 2018. Non-GAAP operating loss was $38.5 million, or 22% of total revenue, compared to non-GAAP operating loss of $30.3 million, or 27% of total revenue, in fiscal 2018.

•
Net Loss: GAAP net loss attributable to common shareholders was $53.9 million, compared to $53.7 million in fiscal 2018. GAAP net loss per share was $0.65, compared to GAAP net loss per share of $2.94 in fiscal 2018. Non-GAAP net loss was $36.0 million, compared to non-GAAP net loss of $29.6 million in fiscal 2018. Non-GAAP net loss per share was $0.36, compared to non-GAAP net loss per share of $0.35 in fiscal 2018.

•
Cash Flow: Net operating cash flow was negative $2.9 million, compared to net operating cash flow of negative $13.6 million in fiscal 2018. Net free cash flow was negative $14.9 million, compared to negative $25.3 million in fiscal 2018.

Fiscal 2019 Business Highlights

•	Ended the year with 78,959 domain-based customers

•	The number of all customers with annualized contract values (ACV) of $50,000 or more grew to 444, an increase of 135% year over year

•	Average ACV per domain-based customer increased to $2,454, an increase of 50% year over year

•	Dollar-based net retention rate was 134%

The section titled "Use of non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the first quarter of fiscal 2020, the Company currently expects:

•	Total revenue of $54.0 million to $55.0 million, representing year-over-year growth of 49% to 51%

•	Non-GAAP operating loss of $20.0 million to $19.0 million

•	Non-GAAP net loss per share of $0.19 to $0.18, assuming basic and diluted weighted average shares outstanding of approximately 105 million

•	Net free cash flow burn of up to $14 million

For the full fiscal year 2020, the Company currently expects:

•	Total revenue of $253.0 million to $257.0 million, representing year-over-year growth of 42% to 45%

•	Non-GAAP operating loss of $65.0 million to $60.0 million

•	Non-GAAP net loss per share of $0.59 to $0.55, assuming basic and diluted weighted average shares outstanding of approximately 106 million

•	Calculated billings of $305 million to $310 million, representing year-over-year growth of 41% to 43%

•	Net free cash flow burn of up to $20 million

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenues and deferred revenues, and guidance for revenues is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on March 19, 2019. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 9968399. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on March 26, 2019. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the first fiscal quarter ending April 30, 2019 and the full fiscal year ending January 31, 2020, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended January 31, 2019 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP loss from operations excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. Non-GAAP net loss, which is used in calculating non-GAAP net loss per share, also excludes expense associated with revaluation of convertible preferred stock warrant liability. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on capital lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Number of domain-based customers

We define domain-based customers as organizations with a unique email domain name such as @cisco. All other customers, which we designate as ISP customers, are typically small teams or individuals who register for our services with an email address hosted on a widely used domain such as @gmail, @outlook, or @yahoo.

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate.

About Smartsheet

Smartsheet is a leading cloud-based platform for work execution, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes. Today over 95,000 customers, including more than 78,000 domain-based customers, rely on Smartsheet to implement, manage, and automate processes across a broad array of departments and use cases.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Revenue
Subscription	$46,482	$29,756	$157,529	$100,368
Professional services	5,669	3,207	20,193	10,885
Total revenue	52,151	32,963	177,722	111,253
Cost of revenue
Subscription	5,600	3,308	19,297	13,008
Professional services	4,067	2,837	14,552	8,674
Total cost of revenue	9,667	6,145	33,849	21,682
Gross profit	42,484	26,818	143,873	89,571
Operating expenses
Research and development	15,986	9,593	58,841	37,590
Sales and marketing	29,344	20,084	106,067	72,925
General and administrative	9,839	5,756	34,049	28,034
Total operating expenses	55,169	35,433	198,957	138,549
Loss from operations	(12,685)	(8,615)	(55,084)	(48,978)
Interest income (expense) and other, net	1,183	(406)	1,492	(435)
Net loss before income tax provision (benefit)	(11,502)	(9,021)	(53,592)	(49,413)
Income tax provision (benefit)	183	(307)	293	(307)
Net loss	$(11,685)	$(8,714)	$(53,885)	$(49,106)
Deemed dividend	—	—	—	(4,558)
Net loss attributable to common shareholders	$(11,685)	$(8,714)	$(53,885)	$(53,664)
Net loss per share attributable to common shareholders, basic and diluted	$(0.11)	$(0.45)	$(0.65)	$(2.94)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders, basic and diluted	104,140	19,443	83,141	18,273

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018

Cost of subscription revenue	$132	$12	$346	$96
Cost of professional services revenue	120	18	466	67
Research and development	1,278	252	5,873	6,029
Sales and marketing	1,306	329	5,163	1,707
General and administrative	1,083	269	4,055	10,565
Total share-based compensation expense(1)	$3,919	$880	$15,903	$18,464

(1)	Share-based compensation expense for the year ended January 31, 2018 includes share-based compensation expense related to the 2017 Tender Offer.

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)

	January 31,
	2019	2018
Assets	(unaudited)
Current assets
Cash and cash equivalents	$213,085	$58,158
Accounts receivable, net of allowances of $1,234 and $457, respectively	30,173	14,870
Prepaid expenses and other current assets	3,922	4,628
Total current assets	247,180	77,656
Long-term assets
Restricted cash	2,620	2,901
Deferred commissions	29,014	15,291
Property and equipment, net	22,540	17,237
Intangible assets, net	1,827	1,547
Goodwill	5,496	445
Other long-term assets	67	1,527
Total assets	$308,744	$116,604
Liabilities, convertible preferred stock, and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$4,658	$2,641
Accrued compensation and related benefits	25,557	13,253
Other accrued liabilities	6,544	3,061
Capital leases payable	3,768	2,833
Deferred revenue	95,766	57,102
Total current liabilities	136,293	78,890
Capital leases payable, non-current	2,164	3,713
Deferred revenue, non-current	367	179
Convertible preferred stock warrant liability	—	1,272
Other long-term liabilities	2,928	604
Total liabilities	141,752	84,658

Convertible preferred stock
Convertible preferred stock, no par value; no shares authorized, issued, or outstanding as of January 31, 2019; 67,756,647 shares authorized, 67,619,377 shares issued and outstanding with aggregate liquidation preference of $113,217 as of January 31, 2018	—	112,687
Shareholders’ equity (deficit):
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of January 31, 2019; no shares authorized, issued, or outstanding as of January 31, 2018	—	—
Common stock, no par value; no shares authorized, issued, or outstanding as of January 31, 2019; 107,679,381 shares authorized, 20,280,741 shares issued and outstanding as of January 31, 2018	—	—

Class A common stock, no par value; 500,000,000 shares authorized, 48,003,701 shares issued and outstanding as of January 31, 2019; no shares authorized, issued, or outstanding as of January 31, 2018	—	—
Class B common stock, no par value; 500,000,000 shares authorized, 56,967,742 shares issued and outstanding as of January 31, 2019; no shares authorized, issued, or outstanding as of January 31, 2018	—	—
Additional paid-in capital	327,510	25,892
Accumulated deficit	(160,518)	(106,633)
Total shareholders’ equity (deficit)	166,992	(80,741)
Total liabilities, convertible preferred stock, and shareholders’ equity (deficit)	$308,744	$116,604

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended January 31,
	2019	2018
Cash flows from operating activities
Net loss	$(53,885)	$(49,106)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	15,903	18,464
Remeasurement of convertible preferred stock warrant liability	1,326	795
Depreciation of property and equipment	7,194	4,019
Amortization of deferred commissions	10,770	4,989
Unrealized foreign currency loss	37	—
Gain on disposal of assets	—	2
Amortization of intangible assets	510	57
Amortization of premiums, accretion of discounts and gain on investments	—	26
Changes in operating assets and liabilities:
Accounts receivable	(15,265)	(9,455)
Prepaid expenses and other current assets	481	(1,856)
Other long-term assets	207	(1,022)
Accounts payable	2,031	704
Other accrued liabilities	3,424	2,014
Accrued compensation and related benefits	8,732	6,466
Deferred commissions	(24,493)	(14,704)
Other long-term liabilities	1,322	457
Deferred revenue	38,851	24,569
Net cash used in operating activities	(2,855)	(13,581)
Cash flows from investing activities
Purchases of property and equipment	(5,767)	(6,006)
Capitalized internal-use software development costs	(3,017)	(3,350)
Payments for business acquisition, net of cash acquired	(5,000)	(1,464)
Proceeds from sales of investments	—	900
Proceeds from maturity of investments	—	9,235
Proceeds from sale of computer equipment	—	1
Purchases of intangible assets	—	(125)
Net cash used in investing activities	(13,784)	(809)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	163,844	—
Payments on principal of capital leases	(3,253)	(2,326)
Payments of deferred offering costs	(2,603)	(829)
Proceeds from issuance of convertible preferred stock	—	52,427
Proceeds from exercise of stock options	6,649	2,164
Taxes paid related to net share settlement of restricted stock units	(380)	—

Proceeds from Employee Stock Purchase Plan	7,064	—
Net cash provided by financing activities	171,321	51,436
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(36)	—
Net increase in cash, cash equivalents, and restricted cash	154,646	37,046
Cash, cash equivalents, and restricted cash
Beginning of period	61,059	24,013
End of period	$215,705	$61,059

Supplemental disclosures
Cash paid for interest	$324	$312
Cash paid for income taxes	8	—
Purchases of fixed assets under capital leases	2,639	3,130
Accrued purchases of property and equipment, including internal-use software	992	181
Deemed dividends on convertible preferred stock	—	(4,558)
Deferred offering costs, accrued but not yet paid	12	648
Share-based compensation capitalized in internal-use software development costs	189	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
	(dollars in thousands)
Loss from operations	$(12,685)	$(8,615)	$(55,084)	$(48,978)
Add:
Share-based compensation expense(1)	3,919	880	15,903	18,464
Amortization of acquisition-related intangible assets	120	40	480	40
One-time acquisition costs	139	195	196	195
Non-GAAP operating loss	$(8,507)	$(7,500)	$(38,505)	$(30,279)

Operating margin	(24)%	(26)%	(31)%	(44)%
Non-GAAP operating margin	(16)%	(23)%	(22)%	(27)%

(1)	Share-based compensation expense for the year ended January 31, 2018 includes share-based compensation expense related to the 2017 Tender Offer.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(11,685)	$(8,714)	$(53,885)	$(49,106)
Add:
Share-based compensation expense(1)	3,919	880	15,903	18,464
Amortization of acquisition-related intangible assets	120	40	480	40
One-time acquisition costs	139	195	196	195
Remeasurement of convertible preferred stock warrant liability	—	584	1,326	795
Non-GAAP net loss	$(7,507)	$(7,015)	$(35,980)	$(29,612)

(1)	Share-based compensation expense for the year ended January 31, 2018 includes share-based compensation expense related to the 2017 Tender Offer.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP weighted average shares outstanding (basic and diluted)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
	(in thousands)
GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	104,140	19,443	83,141	18,273
Add: common shares that would have resulted from conversion of convertible preferred stock at the beginning of the period, or when granted (if later), on a weighted average basis	—	68,480	16,698	66,595
Non-GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	104,140	87,923	99,839	84,868

Anti-dilutive shares (in thousands)

	January 31,
	2019	2018
Convertible preferred shares (as converted)	—	68,480
Convertible preferred stock warrant	—	137
Shares subject to outstanding common stock awards	13,297	13,355
Shares issuable pursuant to the Employee Stock Purchase Plan	134	—
Total potentially dilutive shares	13,431	81,972

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
	(in thousands)
Net cash provided by (used in) operating activities	$3,995	$(6,615)	$(2,855)	$(13,581)
Less:
Purchases of property and equipment	(1,395)	(1,926)	(5,767)	(6,006)
Capitalized internal-use software	(861)	(669)	(3,017)	(3,350)
Payments on capital lease obligations	(733)	(749)	(3,253)	(2,326)
Free cash flow	$1,006	$(9,959)	$(14,892)	$(25,263)

Reconciliation from revenue to calculated billings

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
	(in thousands)
Total revenue	$52,151	$32,963	$177,722	$111,253
Add:
Deferred revenue (end of period)	96,133	57,281	96,133	57,281
Less:
Deferred revenue (beginning of period)	84,151	50,895	57,281	32,712
Calculated billings	$64,133	$39,349	$216,574	$135,822

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q1 FY 2020		FY 2020
	Low	High	Low	High
	(in millions)
Loss from operations	$(29.2)	$(28.2)	$(110.7)	$(105.7)
Add:
Share-based compensation expense	9.0	9.0	45.0	45.0
Amortization of acquisition-related intangible assets	0.2	0.2	0.7	0.7
Non-GAAP operating loss	$(20.0)	$(19.0)	$(65.0)	$(60.0)

Reconciliation from GAAP to non-GAAP net loss guidance

	Q1 FY 2020		FY 2020
	Low	High	Low	High
	(in millions)
Net loss	$(28.7)	$(27.7)	$(108.7)	$(103.7)
Add:
Share-based compensation expense	9.0	9.0	45.0	45.0
Amortization of acquisition-related intangible assets	0.2	0.2	0.7	0.7
Non-GAAP net loss	$(19.5)	$(18.5)	$(63.0)	$(58.0)

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact:
Aaron Turner
investorrelations@smartsheet.com

or
Media Contact
Dan Benelisha
pr@smartsheet.com